UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 12, 2019
Date of Report (Date of earliest event reported)

Commission File Number	Name of Registrant; State or Other Jurisdiction of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

001-01910	BALTIMORE GAS AND ELECTRIC COMPANY	52-0280210
(a Maryland corporation) 2 Center Plaza 110 West Fayette Street Baltimore, Maryland 21201-3708 (410) 234-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether any of the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if any of the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Section 1 - Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.

On September 12, 2019, Baltimore Gas and Electric Company (“BGE”) issued $400 million aggregate principal amount of its 3.200% notes due September 15, 2049. See Item 2.03 below for a description of the notes and related agreements.

Section 2 - Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 12, 2019, BGE issued $400 million aggregate principal amount of its 3.200% notes due September 15, 2049 (the “Notes”). The Notes were issued pursuant to an Indenture, dated as of September 1, 2019 (the “Indenture”), between BGE and U.S. Bank National Association, as trustee, filed as Exhibit 4.1 to this Current Report. The proceeds of the Notes will be used by BGE to repay outstanding commercial paper obligations and for other general corporate purposes. The Notes were registered under the Securities Act of 1933, as amended, pursuant to BGE’s Registration Statement on Form S-3 (Registration No. 333-233543-04).

Interest on the Notes is payable semi-annually on March 15 and September 15, commencing March 15, 2020. The Notes are redeemable in whole or in part at BGE’s option (i) at any time prior to March 15, 2049, at a redemption price equal to the greater of (a) 100% of the principal amount of the notes then outstanding to be redeemed or (b) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due if such notes matures on March 15, 2049 (exclusive of interest accrued to the redemption date), discounted the redemption date on a semi-annual basis at the Treasury Rate plus 20 basis points, and (ii) on or after March 15, 2049, at a redemption price equal to 100% of the principal amount of the notes then outstanding to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.  The form of the Notes is attached to this Current Report as Exhibit 4.2 and is incorporated herein by reference.

In connection with the issuance of the Notes, McKennon Shelton & Henn LLP provided BGE with the legal opinion attached to this Current Report as Exhibit 5.1.

A copy of the Underwriting Agreement dated September 9, 2019 between BGE, BNP Paribas Securities Corp., J.P. Morgan Securities LLC, and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, is filed as Exhibit 1.1 to this Current Report.

Section 9 - Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
1.1
Underwriting Agreement dated September 9, 2019 between BGE, BNP Paribas Securities Corp., J.P. Morgan Securities LLC, and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of September 1, 2019, between BGE and U.S. Bank National Association, as trustee.
4.2	Form of 3.200% notes due September 15, 2049
5.1	Opinion of McKennon Shelton & Henn LLP
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

* * * * *
This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) BGE’s 2018 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22, Commitments and Contingencies; (2) BGE’s Second Quarter 2019 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 16, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by BGE. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. BGE does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALTIMORE GAS AND ELECTRIC COMPANY

/s/ DAVID M. VAHOS
David M. Vahos
Senior Vice President, Chief Financial Officer and Treasurer
Baltimore Gas and Electric Company

September 12, 2019

EXHIBIT INDEX

Exhibit No.	Description
1.1
Underwriting Agreement dated September 9, 2019 between BGE, BNP Paribas Securities Corp., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of September 1, 2019, between BGE and U.S. Bank National Association, as trustee.
4.2	Form of 3.200% notes due September 15, 2049
5.1	Opinion of McKennon Shelton & Henn LLP
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.